VIP Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 12/31/2017
Registrant CIK:  00011160168
FILE NUMBER: 811- 10509

Net asset value per share (to nearest cent)
Negative answer permitted in this field.

Fund
Group
Class
A
Class
B
Class
K
AXA AGGRESSIVE ALLOCATION PORTFOLIO
VIP
11.99
11.99
11.99
AXA CONSERVATIVE ALLOCATION PORTFOLIO
VIP
9.46
9.46
9.44
AXA CONSERVATIVE-PLUS ALLOCATION PORTFOLIO
VIP
9.95
9.96
9.95
AXA MODERATE ALLOCATION PORTFOLIO
VIP
14.41
14.3
14.42
AXA MODERATE-PLUS ALLOCATION PORTFOLIO
VIP
11.49
11.49
11.49
CHARTERSM AGGRESSIVE GROWTH PORTFOLIO
VIP

11.11

CHARTERSM CONSERVATIVE PORTFOLIO
VIP

10.35

CHARTERSM GROWTH PORTFOLIO
VIP

10.82

CHARTERSM MODERATE GROWTH PORTFOLIO
VIP

10.81

CHARTERSM MODERATE PORTFOLIO
VIP

10.63

CHARTERSM MULTI-SECTOR BOND PORTFOLIO
VIP
3.81
3.8
3.82
CHARTERSM SMALL CAP GROWTH PORTFOLIO
VIP
14.39
14.24

CHARTERSM SMALL CAP VALUE PORTFOLIO
VIP
17.96
17.97

TARGET 2015 ALLOCATION PORTFOLIO
VIP

9.25
9.25
TARGET 2025 ALLOCATION PORTFOLIO
VIP

11.35
11.35
TARGET 2035 ALLOCATION PORTFOLIO
VIP

11.83
11.83
TARGET 2045 ALLOCATION PORTFOLIO
VIP

11.93
11.92
TARGET 2055 ALLOCATION PORTFOLIO
VIP

11.25
11.26